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                        CONSENT OF INDEPENDANT AUDITORS



                                                                    EXHIBIT 23.2
                                                                    ------------




The Board of Directors
Applied Imaging Corp.:

     We consent to incorporation by reference in the registration statement dated November 1, 2000 on Form S-8 of Applied Imaging Corp. of our report dated February 5, 1999, relating to the consolidated balance sheet of Applied Imaging Corp. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1998 and 1997, which report appears in the December 31, 1999 annual report on Form 10-K of Applied Imaging Corp.

                                             /s/ KPMG LLP


Mountain View, California
October 31, 2000